SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 15, 2000



                                BURKE MILLS, INC.

             (Exact name of registrant as specified in its charter)





          State or other jurisdiction of incorporation: North Carolina


Commission File No.:0-5680         I.R.S. Employer Identification No.:56-0506342


Address of principal executive offices 191 Sterling Street, N.W.
Valdese, North Carolina 28690


Registrant's telephone number, including area code:                 828 874-6341




ITEM 5 OTHER EVENTS.
--------------------

         On May 15, 2000 Charles P. McCamy resigned as President and Chief Operating Officer of Burke Mills, Inc. (the Company) and as a member of the Board of Directors of the Company. The Board of Directors appointed
Thomas I. Nail, who had been serving as Vice President of Finance and Chief Financial Officer, as the new President and Chief Operating Officer of the Company on May 15, 2000. Mr. Nail was also elected to the Board of Directors of the Company to fill the vacancy created by Mr. McCamy's resignation.

         On May 15, 2000, Jack M. Briggs resigned as Vice President of Manufacturing, and the board appointed of Richard F. Byers as Executive Vice President. Mr. Byers had previously held the title of Vice President of Marketing.


                                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  May 23, 2000                                   BURKE MILLS, INC.


                                                      By: s/Thomas I. Nail
                                                      ___________________
                                                      Thomas I. Nail
                                                      President and CEO